Third Amendment to
Credit Agreement

This Third Amendment to Credit Agreement (this “Amendment”) is dated as of June 18, 2010 by and among Alliance Data Systems Corporation (the “Borrower”), the Guarantors party hereto, the Banks party hereto, and Bank of Montreal, as Administrative Agent and Letter of Credit Issuer.

w i t n e s s e t h:

Whereas, the Borrower, the Guarantors, the Banks, and the Administrative Agent have heretofore executed and delivered a Credit Agreement dated as of September 29, 2006 (as amended, the “Credit Agreement”; terms defined therein being used herein as so defined unless otherwise defined herein); and

Whereas, the Borrower, the Guarantors, the Banks and the Administrative Agent desire to amend certain of the covenants as set forth herein;

Now, Therefore, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Guarantor, the Banks and the Administrative Agent hereby agree as follows:

Article I
Amendments

1.1. Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the defined terms “Deferred Revenue Account”, “Restricted Cash” and “Restricted Cash Account”, (b) amending in their entirety the defined terms “Base Rate,” “Consolidated Operating EBITDA,” “Convertible Debt,” “Insured Subsidiary,” “Loyalty Management,” “Qualifying Deposits,” and “Restricted Payment” to read as set forth below and (c) inserting the new defined term “Asset Backed Securities Debt” in proper alphabetical order as follows:

“Asset Backed Securities Debt” means any bond or note that is based on one or more pools of credit card receivables, or collateralized by the cash flows from one or more pools of credit card receivables.

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day and (iii) the LIBOR Quoted Rate for such day plus 1.00%. As used herein, the term “LIBOR Quoted Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) for deposits in Dollars for a one-month interest period which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day).

“Consolidated Operating EBITDA” means, for any period, the sum of Consolidated EBIT for such period, plus, to the extent deducted in determining Consolidated Net Income, (a) depreciation and amortization expense, including amortization of goodwill and other intangible assets and (b) interest expense paid on Qualifying Deposits and Qualified Securitization Transactions for such period. If, during the period for which Consolidated Operating EBITDA is being calculated, the Borrower or any Subsidiary has (i) acquired sufficient Capital Stock of a Person to cause such Person to become a Subsidiary; (ii) acquired all or substantially all of the assets or operations, division or line of business of a Person; (iii) disposed of sufficient Capital Stock of a Subsidiary to cause such Subsidiary to cease to be a Subsidiary; or (iv) disposed of all or substantially all of the assets or operations of a Subsidiary, Consolidated Operating EBITDA shall be calculated after giving pro forma effect thereto as if such acquisition or disposition had occurred on the first day of such period.

“Convertible Debt” means Debt issued by the Borrower which by its terms may be converted into or exchanged for equity securities of the Borrower at the option of the Borrower or the holder of such Debt, including without limitation, Debt with respect to which the performance due by the Borrower may be measured in whole or in part by reference to the value of an equity security of the Borrower but may be satisfied in whole or in part in cash.

“Loyalty Management” means LoyaltyOne, Inc., an Ontario corporation.

“Insured Subsidiary” means a Subsidiary of the Borrower which is an “insured depository institution” under and as defined in the U.S. Federal Deposit Insurance Act (12 U.S.C. 1813(c)(2)) or any successor statute or which has an analogous status under the laws of Canada or any political subdivision thereof.

“Qualifying Deposits” means deposits that are (i) insured by the U.S. Federal Deposit Insurance Corporation (or, in the case of an Insured Subsidiary organized under the laws of Canada or any political subdivision thereof, the Canada Deposit Insurance Corporation) or any successor entity and (ii) do not exceed the difference between (A) the amount of credit card receivables net of the allowance for doubtful accounts minus (B) the amount of Asset Backed Securities Debt, in each case as shown on the consolidated balance sheet of the Borrower and its Subsidiaries.

“Restricted Payment” means (i) any dividend or other distribution on any shares of a Person’s (including any Credit Party’s) capital stock (except dividends or distributions payable solely in shares of its capital stock and except dividends and distributions payable to the Borrower or any of its Subsidiaries) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of a Person’s (including any Credit Party’s) capital stock or (b) any option, warrant or other right to acquire shares of a Person’s capital stock (but not including (1) payments of principal, premium (if any) or interest made pursuant to the terms of Convertible Debt prior to or in connection with conversion, (2) payments made to the Borrower or any of its Subsidiaries, and (3) payments made solely in shares of (or solely out of the net proceeds of a substantially concurrent issuance of) such Person’s (including any Credit Party’s) capital stock or options, warrants or other rights to acquire shares of such Persons’ (including any Credit Party’s) capital stock).

1.2 Section 1.2 of the Credit Agreement is hereby amended by inserting in clause (i)(y) thereof immediately following the word “entities” the phrase “or assets”.

1.3 Section 4.9 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 4.9. Subsidiaries. Each of the Borrower’s Subsidiaries, if any, is duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and has all corporate or other organizational powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

1.4 Section 5.7 of the Credit Agreement is hereby amended by: (i) deleting the word “corporation” appearing in clause (a)(ii) thereof and inserting in its place the word “entity”, (ii) deleting the word “and” appearing at the end of clause (d) thereof and inserting in its place “,” and (iii) inserting new clause (e) immediately prior to the period at the end of clause (d) thereof as follows: “, and (e) transfers constituting Investments permitted under Section 5.21(a)”.

1.5 Sections 5.9(b) and (j) of the Credit Agreement are each hereby amended in their entirety and as so amended shall read as follows:

(b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event, so long as such Lien does not attach to any other asset of such Subsidiary;

(j) Liens incurred or deposits or pledges (1) made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security, (ii) to secure the payment or performance of tenders, statutory or regulatory obligations, bids, leases, contracts (including contracts to provide customer care services, billing services, transaction processing services and other services), performance and return of money bonds and other similar obligations, including letters of credit and bank guarantees required or requested by the United States, any State thereof or any foreign government or any subdivision, department, agency, organization or instrumentality of any of the foregoing in connection with any contract or statute (exclusive of obligations for the payment of borrowed money), or (iii) to cover anticipated costs of future redemptions of awards under loyalty marketing programs; or (2) required or requested by any regulatory authority having jurisdiction over any Insured Subsidiary in favor of any such regulatory authority or its nominee or made to comply or maintain compliance with Section 5.16 or any similar provision or agreement; and

1.6 Section 5.15 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 5.15. Debt Limitation. The Borrower shall not, and shall not permit any of its Subsidiaries, whether now existing or created in the future, to create or retain any Debt other than (i) any Debt created or retained by the Borrower or such Subsidiary on or before the Effective Date and extensions, renewals, refinancings, refundings and replacements thereof, provided that, except to the extent otherwise permitted under another clause of this Section 5.15, the amount of such Debt is not increased at the time of such extension, renewal, refinancing, refunding or replacement other than by an amount equal to the sum of accrued interest on the Debt being extended, renewed, refinanced, refunded or replaced, any prepayment premiums thereon and all fees, costs, expenses and original issue discount associated with such transaction, (ii) any Debt owed to the Borrower or a Subsidiary by the Borrower or a Subsidiary, provided that (A) all such loans shall be made in compliance with Section 5.21(a), and (B) all such loans from the Borrower to a Subsidiary shall be made pursuant to and evidenced by an Intercompany Note, (iii) issuances by Insured Subsidiaries of certificates of deposit and other items to the extent no Default results therefrom pursuant to the other covenants contained in this Article 5, (iv) obligations of the Borrower or its Subsidiaries as lessee in respect of leases of property which are capitalized in accordance with GAAP and shown on the balance sheet of the Borrower and its Subsidiaries, (v) loans and letter of credit reimbursement obligations outstanding from time to time under this Agreement, (vi) Debt incurred by the Borrower and its Subsidiaries in the nature of a purchase price adjustment in connection with a permitted Restricted Acquisition, (vii) Debt of any Person that is acquired by the Borrower or any Subsidiary and becomes a Subsidiary or is merged with or into the Borrower or any Subsidiary after the Effective Date and Debt secured by an asset acquired by the Borrower or any Subsidiary after the Effective Date, and, in each case, refinancings, renewals, extensions, refundings and replacements thereof, if (A) such original Debt was in existence on the date such Person became a Subsidiary or merged with or into the Borrower or any Subsidiary or on the date that such asset was acquired, as the case may be, (B) such original Debt was not created in contemplation of such Person becoming a Subsidiary or merging with or into the Borrower or any Subsidiary or such asset being acquired, as the case may be, and (C) immediately after giving effect to the acquisition of such Person or asset by the Borrower or any Subsidiary, as the case may be, no Default or Event of Default shall have occurred and be continuing, including, without limitation, under Section 5.21(b) of this Agreement, and (viii) Debt of the Borrower and its Subsidiaries in an amount such that, after giving pro forma effect thereto and to the use of proceeds thereof as contemplated by Section 5.21(b)(i), the Borrower shall be in compliance with the covenants set forth in Sections 5.11, 5.12 and 5.13 of this Agreement.

1.7 Sections 5.21(a)(i), (v), (viii), and (x) of the Credit Agreement are each hereby amended in their entirety and as so amended shall read as follows:

(i) Investments by the Borrower or its Subsidiaries in the Borrower and the Guarantors;

(v) Investments by Insured Subsidiaries as are necessary to comply with the provisions of The Community Reinvestment Act and other laws, rules and regulations relating to Insured Subsidiaries or any request or directive from any regulatory authority having jurisdiction over such Insured Subsidiary;

(viii) Investments in Insured Subsidiaries to the extent necessary in order to maintain compliance with Section 5.16 and other laws, rules and regulations relating to Insured Subsidiaries or any request or directive from any regulatory authority having jurisdiction over such Insured Subsidiary;

(x) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause (x) (measured at the time each such Investment is made) does not exceed $75,000,000, and subsequent Investments by the recipients of such Investments (such $75,000,000 to be determined without duplication of amounts subsequently invested by the recipients thereof).

1.8 Section 5.21(a)(ii) and Section 5.21(a)(iii) of the Credit Agreement are each hereby amended by deleting the words “on the Effective Date”.

1.9 Section 6.1(g) of the Credit Agreement is hereby amended by: (a) inserting immediately following the phrase “federally insured depositary institution” appearing therein the phrase “(or the Canadian equivalent thereof)” and (b) deleting the phrase “federal or state” appearing therein and inserting in its place the phrase “federal, state or other”.

1.10 Section 9.1 of the Credit Agreement is hereby amended by inserting new subsection (c) at the end thereof as follows:

(c) Limitation on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Article 9 shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Article 9 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.

1.11 Schedule 5.21 to the Credit Agreement is hereby amended as set forth in Attachment A to this Amendment.

Article II
Consent

2.1 The Financial Accounting Standards Board issued guidance codified in Accounting Standards Codification (“ASC”) 860, “Transfers and Servicing,” related to accounting for transfers of financial assets and ASC 810, “Consolidation,” related to the consolidation of variable interest entities, with ASC 860 removing the concept of a qualifying special purpose entity (“QSPE”) and eliminating the consolidation exception currently available for QSPEs effective January 1, 2010 (the “New Standards”). The assessment of the various securitization trusts utilized by WFNNB and World Financial Capital Bank (“WFCB”) under ASC 860 and ASC 810 resulted in the consolidation of those securitization trusts on the balance sheet of WFNNB, WFCB or their affiliates, including the Borrower, beginning January 1, 2010.  The parties hereto hereby agree that the Borrower shall calculate compliance with the covenants contained in Article 5 of the Credit Agreement applying (i) the New Standards only for each fiscal quarter of the Borrower that ends on and after January 1, 2010 and (ii) the relevant accounting standards in effect immediately prior to the effectiveness of the New Standards for each fiscal quarter of the Borrower that ends prior to January 1, 2010.

Article III
Conditions Precedent

3.1 Articles I and II of this Amendment shall become effective as of the opening of business on June 18, 2010 (the “Effective Time”) subject to the conditions precedent that on or before such date:

(a) the Administrative Agent shall have received counterparts hereof executed by the Borrower, the Guarantors and the Required Banks;

(b) the Administrative Agent shall have received certified copies of resolutions of the boards of directors of the Borrower and the Guarantors authorizing the execution and delivery of this Amendment, indicating the authorized signers of this Amendment and the specimen signatures of such signers; and

(c) the Borrower shall have paid the fees and expenses of counsel to the Administrative Agent to the extent previously invoiced.

Article IV
Miscellaneous

4.1. To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that: (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Default or Event of Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and each other Credit Party and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower and each other Credit Party, enforceable against the Borrower and each other Credit Party in accordance with its terms; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower or any other Credit Party of this Amendment or the performance by the Borrower or any other Credit Party of the Credit Agreement, as amended by this Amendment.

4.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

4.3. Except as specifically provided above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any Note, nor constitute a waiver or modification of any provision of any of the Credit Agreement or any Note.

4.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

[Signature Pages to follow]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Alliance Data Systems Corporation, as Borrower
By /s/ Charles L. Horn
Name Charles L. Horn
Title EVP and Chief Financial Officer

ADS Alliance Data Systems, Inc., as a Guarantor
By /s/ Charles L. Horn
Name Charles L. Horn
Title EVP and Chief Financial Officer

Epsilon Marketing Services, LLC, as a Guarantor
By /s/ Charles L. Horn
Name Charles L. Horn
Title Vice President

Epsilon Data Management, LLC, as a Guarantor
By /s/ Charles L. Horn
Name Charles L. Horn
Title Vice President

Alliance Data Foreign Holdings, Inc., as a Guarantor
By /s/ Charles L. Horn
Name Charles L. Horn
Title Vice President

ADS Foreign Holdings, Inc., as a Guarantor
By /s/ Charles L. Horn
Name Charles L. Horn
Title Vice President

Bank of Montreal, as Administrative Agent, Letter of Credit Issuer and Swing Lender
By /s/ Pauline Christopher
Name Pauline Christopher
Title Vice President

BMO Capital Markets Financing, Inc.
By /s/ Pauline Christopher
Name Pauline Christopher
Title Vice President

SunTrust Bank
By /s/ Timothy M. O’Leary
Name Timothy M. O’Leary
Title Managing Director

Bank of America, N.A.
By /s/ Steven A. Mackenzie
Name Steven A. Mackenzie
Title Senior Vice President

Barclays Bank PLC
By /s/ Ritam Bhalla
Name Ritam Bhalla
Title Vice President

JPMorgan Chase Bank, N.A.
By
Name
Title

Union Bank of California, N.A.
By
Name
Title

The Bank of New York Mellon
By /s/ Paul F. Noel
Name Paul F. Noel
Title Managing Director

Credit Suisse AG, Cayman Islands Branch
By /s/ Shaheen Malik
Name Shaheen Malik
Title Vice President

By /s/ Kevin Buddhdew
Name Kevin Buddhdew
Title Associate

Fifth Third Bank (Central Ohio)

By /s/ Michael J. Schaltz
Name Michael J. Schaltz, Jr.
Title Vice President

The Huntington National Bank
By /s/ Jeff D. Blendick
Name Jeff D. Blendick
Title Vice President

The Royal Bank of Scotland PLC

By: RBS Securities, Inc., as Agent for The Royal Bank of Scotland
By /s/ Diane Ferguson
Name Diane Ferguson
Title Managing Director

US Bank National Association

By /s/ John Prigge
Name John Prigge
Title Vice President

Wachovia Bank, National Association
By /s/ Reginald M. Goldsmith, III
Name Reginald M. Goldsmith, III
Title Director
Bank Hapoalim B.M.
By
Name
Title

By
Name
Title

Royal Bank of Canada
By /s/ Scott Umbs
Name Scott Umbs
Title Authorized Signatory